Exhibit 99.1

News Release

ARIAD COMPLETES THE SALE OF ITS EUROPEAN OPERATIONS AND OUT-LICENSE OF EUROPEAN RIGHTS TO ICLUSIG®

~Divestiture to Incyte Strengthens Financial Position

~ARIAD Receives $140 Million Upfront Payment, $135 million to be Received in Potential Oncology Milestones, Tiered Royalty Payments of Between 32% and 50%

Cambridge, MA, June 2, 2016 — ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that it has completed the sale of its European operations to Incyte Corporation and entered into the previously announced license agreement for Incyte to exclusively license Iclusig® (ponatinib) in Europe and other select countries.

ARIAD transferred all rights to its EU operations to Incyte, which has acquired all shares of ARIAD Pharmaceuticals (Luxembourg) S.a.r.l., the parent company of ARIAD’s European subsidiaries responsible for the commercialization of Iclusig in the licensed territory, for a payment to ARIAD at the closing of approximately $140 million (subject to customary post-closing adjustments). In addition, Incyte has now been granted an exclusive license to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

“With the closing of this transaction, we have completed a key outcome from our strategic review,” stated Paris Panayiotopoulos, president and chief executive officer of ARIAD. “This agreement puts ARIAD in a strong financial position. It will allow us to focus our resources on our promising R&D initiatives and our efforts to achieve the full commercial potential of Iclusig and brigatinib, if approved, in the highly valuable U.S. market, while also maintaining future strategic flexibility through the buy-back provision for the licensed Iclusig rights.”

In connection with the closing of the Incyte transaction, the previously disclosed amendments to ARIAD’s royalty financing agreement with PDL BioPharma, Inc. (PDL), entered into on May 9, 2016, became effective. ARIAD and PDL agreed to amend the agreement to, among other things, include net sales of Iclusig made by Incyte in the calculation of net sales under the PDL agreement and to restructure ARIAD’s option to receive additional funding so that ARIAD may require PDL to fund up to an additional $40 million (instead of the original $100 million) in July 2017, rather than between January and July 2016.

Baker & McKenzie LLP represented ARIAD in the Incyte transaction, and Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. represented ARIAD in the PDL transaction.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Iclusig is approved in the U.S., EU, Australia, Switzerland, Israel and Canada.

In the U.S., Iclusig is a kinase inhibitor indicated for the:

•	Treatment of adult patients with T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL).

•	Treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ ALL for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated.

These indications are based upon response rate. There are no trials verifying an improvement in disease-related symptoms or increased survival with Iclusig.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full prescribing information for complete boxed warning

•	Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukaemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Click here to view the Iclusig EU Summary of Medicinal Product Characteristics. Click here to view the EU Dear Healthcare Provider Letter (PDF).

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is an orphan oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat orphan cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to the statements made by Mr. Panayiotopoulos, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACTS:	For Investors	For Media
	Manmeet S. Soni	Liza Heapes
	Manmeet.soni@ariad.com	Liza.heapes@ariad.com
	(617) 503-7298	(617) 620-4888

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